Exhibit 99.1

CONFIDENTIAL FINAL

Celgene Selects Lead Oncology Therapeutic Candidate Under Bispecific Antibody Collaboration with Zymeworks

•	First of ten potential products built on Zymeworks’ proprietary AzymetricTM platform

•	Zymeworks to receive US$7.5 million commercial license payment

Vancouver, Canada (July 16, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced that its global biopharma partner Celgene Corporation has selected a lead therapeutic candidate in oncology for further development and exercised its option to a commercial license under the companies’ 2014 Azymetric™ collaboration and licensing agreement. Zymeworks’ proprietary Azymetric technology platform enables the rapid development of bispecific and multifunctional therapeutics with broad potential for the treatment of cancer, inflammation, and infectious disease. Zymeworks will receive a US$7.5 million payment as a result of Celgene’s exercise of its option to a commercial license.

“Celgene’s first selection of a lead bispecific antibody candidate using the Azymetric platform underscores their dedication to our partnership and the comprehensive utility of our industry-leading technologies,” said Ali Tehrani, Ph.D., President and Chief Executive Officer at Zymeworks. “Celgene’s progress, alongside that of Lilly, Daiichi, and Merck, which we announced earlier this year, advances our goal of enabling innovative medicines for patients around the world.”

Celgene is one of five global biopharmaceutical companies that has expanded their collaboration agreements with Zymeworks to increase the number of potential products commercialized based on the Azymetric platform. Under the terms of the original 2014 agreement, Zymeworks granted Celgene a license to research, develop, and commercialize up to eight bispecific antibodies, and in 2018, the companies increased the number of potential products to ten. For each of the up to ten products, Zymeworks is eligible to receive up to US$164 million comprised of a licensing fee and development and commercial milestones in addition to royalties on worldwide sales.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life, and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to potential milestone payments, royalties and other revenue, advancement towards Zymeworks’ goal of enabling innovative medicines for patients around the world, Zymeworks’ potential with respect to therapeutic treatment and development of therapeutic candidates, and other information that is not historical information. When used herein, words and phrases such as “will,” “eligible to,” “intended to,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

info@zymeworks.com